Exhibit 99.1

Atlantic Coast Financial Corporation Announces Extension of Community Offering

WAYCROSS, Ga.--(BUSINESS WIRE)--December 21, 2010--Atlantic Coast Financial Corporation (the "Company"), the proposed holding company for Atlantic Coast Bank and successor company for Atlantic Coast Federal Corporation (NASDAQ: ACFC), today announced that it will extend the community offering being conducted in connection with its reorganization from the two-tier mutual holding company structure to the stock holding company structure to January 21, 2011. In connection with the extension of the community offering, the Company expects to launch an assisted broker program to sell shares of common stock in early January 2011.

The closing of the offering remains subject to final regulatory, member and stockholder approvals. In addition, to consummate the offering, the Company must sell a minimum of 1,700,000 shares at $10.00 per share. The terms and conditions of the community offering are more fully set forth in the Company’s prospectus dated November 12, 2010.

Current orders received in the subscription and community offering will be maintained by the Company, with interest accruing on subscribers' funds until no later than February 4, 2011. All eligible subscribers and community members who properly completed and timely submitted a stock order form will be allocated the number of shares of common stock requested in their stock order form. Persons who are interested in participating in the extended community offering can contact the Stock Information Center at (877) 643-8197.

Atlantic Coast Federal Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings bank that was organized in 1939 as a credit union to serve the employees of the Atlantic Coast Line Railroad. In November 2000, the credit union converted its charter from a federal credit union to a federal mutual savings association and, in January 2003, Atlantic Coast Federal Corporation was formed as the holding company. The Company completed its initial public stock offering in October 2004. Investors may obtain additional information about Atlantic Coast Federal Corporation on the Internet at www.AtlanticCoastBank.net, under the Investor Information section.

Atlantic Coast Bank, with approximately $893 million in assets as of September 30, 2010, is a community-oriented financial institution. It serves southeastern Georgia and northeastern Florida through 12 locations, with a focus on the Jacksonville metropolitan area.

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy shares of common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any government agency.

Atlantic Coast Federal Corporation has filed a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission. Stockholders of Atlantic Coast Federal Corporation are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the Securities and Exchange Commission by Atlantic Coast Federal Corporation and Atlantic Coast Financial Corporation free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Atlantic Coast Federal Corporation and Atlantic Coast Financial Corporation are available free of charge from the Corporate Secretary of Atlantic Coast Federal Corporation at 505 Haines Avenue, Waycross, Georgia 31501, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of Atlantic Coast Federal Corporation are participants in the solicitation of proxies in favor of the conversion from the stockholders of Atlantic Coast Federal Corporation. Information about the directors and executive officers of Atlantic Coast Federal Corporation is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.

CONTACT:
Corporate Communications, Inc.
Patrick J. Watson, 615-254-3376